EXHIBIT 99(b)
                         TRUST AGREEMENT

                               UNDER

                         ASHLAND OIL, INC.

                        EMPLOYEE THRIFT PLAN



       THIS AGREEMENT made as of the 31st day of March, 1985, by

   and between Ashland Oil, Inc., a Kentucky corporation

   (hereinafter referred to as the "Company") on its own behalf and as agent for all companies participating in the Plan and

   AMERITRUST COMPANY NATIONAL ASSOCIATION (hereinafter called the "Trustee").

                            WITNESSETH:

       WHEREAS, the Company established the Ashland Oil, Inc.

   Employee Thrift Plan (hereinafter called the "Plan")

   originally effective June 1, 1964 for the benefit of employees eligible to participate therein and amended from time to time thereafter, and most recently amended and restated effective

   October 1, 1983; and

       WHEREAS, the Company has previously entered into a Trust

   Agreement with Chemical Bank, New York to hold and administer the Trust Fund in accordance with the provisions of the Plan;

       WHEREAS, the Company has determined to remove Chemical

   Bank  as Trustee and to appoint AmeriTrust Company National

   Association as Successor Trustee, and to amend and restate the provisions of the Trust Agreement effective as of March 31,

   1985;

       NOW, THEREFORE, in consideration of the premises and of


   the mutual covenants herein contained, the Company and the

   Trustee  do hereby covenant and agree as follows:
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       1. Trust Fund. The Trustee shall receive from the prior

   Trustee and the Company cash or other property acceptable to

   it.  All assets so received together with the income therefrom and any other increment thereon (hereinafter called the "Trust

   Fund") shall be held, managed and administered by the Trustee pursuant to the terms hereof without distinction between

   principal and income.  The Trustee shall not be responsible for the collection of any contributions to be made under the

   Plan.  The Trustee shall be under no duties whatsoever in

   respect of the administration of the Plan other than as

   provided in  Paragraph 7 hereof, it being intended to state expressly in  this Agreement the powers, rights, duties and obligations of the Trustee hereunder, and the Trustee shall be responsible only for money or other property received by it pursuant to this Agreement.  The Trust Fund shall be comprised of six separate funds, as hereinafter described.

          A. Fund A shall be a fund consisting of common stock of

      the Company contributed by one or more Participating

      Companies (as defined in the Plan) or purchased by the

      Trustee (i) on the open market; (ii) by the exercise of

      stock rights; (iii) through participation in any dividend

      reinvestment program of the Company, including any such

      program which involves the direct issuance or sale of

      common stock by the Company (if no commission is charged

     with respect to such direct issuance or sale); or (iv)

      upon  the direction of the Company, from the Company

      whether in  treasury stock or authorized but unissued

      stock, all as  more fully set forth in Article 8 of the

      Plan. Stock  purchased by the Trustee pursuant to clause

      (iii) of this Subparagraph A shall be valued pursuant to
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      such dividend reinvestment program and shall be purchased

      in accordance with all of the terms and conditions of such program.  Stock contributed by a Participating Company or

      purchased by the Trustee pursuant to clause (iv) of this

      paragraph  (a) shall be valued at the closing price of

      such stock on the New York Stock Exchange composite tape

      for the trading  day immediately preceding the date on

      which such stock is contributed or sold to the Plan. In no event shall a  commission be charged with respect to a

      purchase pursuant to clause (iv).

          B. Fund B shall be a fixed income fund invested with

      one or more insurance companies, banks, or trust companies designated from time to time by the Company under an

      agreement or agreements which shall contain provisions

      that the insurance company, bank, or trust company will

      guarantee repayment in full of such amounts transferred to them plus interest at a fixed annual rate or greater for a specified period; provided, however, that this shall not

      be construed to impair the right of the Company to

      terminate any such contract before its expiration or

      maturity, or to replace it with a contract with a

      different maturity or  expiration date and/or a different

      annual rate.

          C. Fund C shall be a fund invested in securities issued

      by the United States of America or any agency or

      instrumentality thereof, including interests of one or

      more  pooled separate accounts of an insurance company

      appointed by the Company or of one or more common,

      collective, or commingled established by the Trustee (or

      any Investment Manager having trust powers) appointed by
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      the Company for collective investment in such securities

      (which fund is exempt from tax under Section 501 of the

      Code).

          D. Fund D shall be a diversified equities fund invested

      in (i) common or capital stock; (ii) bonds, notes,

      debentures or preferred stocks convertible into common

      stocks; or (iii) interests of one or more pooled separate

      accounts of an insurance company appointed by the Company

      or of one or more common, collective, or commingled trust

      funds established by the Trustee (or any Investment

      Manager having trust powers) appointed by the Company for

      collective investment in such securities (which fund is

      exempt from tax under Section 501 of the Code); excluding,

      however, any stocks or other securities of any

      Participating Company or Affiliated Company, except that

      this limitation to the extent it pertains to securities of a Participating Company and an Affiliated Company shall

      not apply to any investment not proscribed by applicable

      law in a pooled account or commingled trust as hereinabove described.

          E. Fund E shall be a fund invested in Ashland Oil,

      Cumulative Preferred Stock, $4.50 Series of 1980.

          F. Fund F shall be a fund invested in Ashland Oil, Inc.

      11.10% Subordinated Debentures Due 2004.

       In any Investment Fund, the Trustee may temporarily hold

   cash or make investments in short-term securities issued by the United States of America or any agency or instrumentality thereof or any other investments of a short-term nature,

   including corporate obligations or participations therein and interim collective or common investment funds.
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       2. Distributions. Subject to the provisions of Paragraphs

   4 and 6, the Trustee shall from time to time on the directions of the administering entity of the Plan as provided for in

   Article 16 thereof (hereinafter called "Plan Administrator")

   make distributions out of the Trust Fund to such persons,

   whether natural or legal (hereinafter called "Persons"), in such manner, in such amounts, and for such purposes, including the purchase of life insurance and/or annuity contracts, as may be specified in the directions of the Plan Administrator.

   The Trustee shall be under no duty to make inquiries as to whether any distribution directed by the Plan Administrator is made  pursuant to the provisions of the Plan.

       The Trustee may withhold, or require the withholding, from any distribution such sum as the Trustee may reasonably

   estimate as necessary to cover any taxes for which the Trust may be liable, which are, or may be, assessed with regard to such distribution. Upon discharge or settlement of such tax liability, the Trustee shall distribute the balance of such sum, if any, to the distributee from whose distribution it was withheld, or if such distributee is then deceased, to such beneficiary of the Participant from whose share it was

   withheld  as the Company shall direct.

       3. Contributions. All contributions made under the Plan

   shall be delivered to the Trustee.  The Trustee shall be

   accountable for all contributions received by it but shall have no duty to require any contributions to be made to it or to determine that the contributions received comply with the

   Plan.  Where the Company or a Participating Company acquires a business, or the assets and employees of the business, and where there was a comparable thrift plan for the employees of
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   the business operation so acquired in which such employees have become vested, such funds may be transferred into the

   Trust Fund and become part of the Plan; provided, however,

   that the Trustee shall maintain a separate accounting for such transferred funds or securities until the respective employees have achieved a vested status in the Plan as provided therein.

   No company contribution shall be made with respect to any such funds or securities so transferred from the thrift plan of the acquired business.

       4. Prohibition against Diversion.  Notwithstanding

   anything to the contrary contained in this Agreement, or in any amendment thereto, it shall be impossible, at any time prior to the satisfaction of all liabilities with respect to the participants under the Plan or their beneficiaries, for any part of the Trust Fund, other than such part as is

   required to  pay taxes and administration fees and expenses,

   to be used for, or diverted to, purposes other than for the exclusive use of  the participants under the Plan or their beneficiaries.  In making a distribution upon a direction as authorized in paragraph 2, the Trustee may accept such

   direction as a certification that such payment complies with the provisions of this Paragraph 4 and need make no further investigation.

       5. Powers, Duties and Immunities of Trustee. The Trustee

   shall invest all contributions made under the Plan and

   delivered to the Trustee by the Company for the accounts of the  Participants as provided in Articles IV and VIII of the

   Plan. Except as to Funds E and F, income from investments in each Fund comprising the Trust Fund shall be reinvested in such Fund.  Income from Funds E and F shall be invested in
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   accordance with the affected Participants' investment

   directives.  Subject to the limitations on investment

   authority with respect to each of the six Funds, the Trustee is empowered with respect to the Trust Fund:

       A. To invest and reinvest all or any part of the Trust Fund without distinction between principal and income, in each and every kind of property, whether real, personal or mixed, tangible or intangible, whether income or non-income producing, whether secured or unsecured, and wherever situated, including, but not limited to, real estate, shares of common and preferred stock, securities and obligations of any kind issued by the Company, mortgages and bonds, leases (with or without option to purchase), notes, debentures, equipment or collateral trust certificates, and other corporate, individual or government securities or obligations, time deposits (including savings deposits and certificates of deposit in AmeriTrust Company National Association or its affiliates if such deposits bear a reasonable rate of interest) annuity and insurance contracts (including, but not limited to, retirement income contract(s) or contract(s) with an insurance company or companies of the deposit administration type) and in units of AmeriTrust Company National Association Retirement Trust or in units of any other common trust fund heretofore or hereafter created and administered by the Trustee or its affiliates. As long as the Trustee holds any such units hereunder, the instrument establishing such common trust fund (including all amendments thereto) shall be deemed to have been adopted and made a part of this Trust;

       B. At such time or times, and upon such terms and conditions as the Trustee shall deem advisable, to sell, convert, redeem, exchange, grant options for the purchase or exchange of, or otherwise dispose of, any property held hereunder, at public or private sale, for cash or upon credit, with or without security, without obligation on the part of any Person dealing with the Trustee to see to the application of the proceeds of or to inquire into the validity, expediency, or propriety of any such disposal;

       C. To manage, operate, repair, partition, and improve and mortgage or lease (with or without an option to purchase) for any length of time any property held in the Trust Fund; to renew or extend any mortgage or lease, upon such terms as the Trustee may deem expedient; to agree to reduction of the rate of interest on any mortgage; to agree to any modification in the terms of any lease or mortgage or of any guarantee pertaining to either of them; to exercise and enforce any right of foreclosure; to bid on property in foreclosure; to take a deed in lieu of foreclosure with or without paying consideration therefor and in
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          connection therewith to release the  obligation on the
          bond secured by the mortgage; and to exercise and enforce in any action, suit, or proceeding at law or in equity any rights, covenants, conditions or remedies with respect to any lease or mortgage or to any guarantee pertaining to either of them or to waive any default in the performance thereof;

       D. To exercise, personally or by general or limited proxy, the right to vote any shares of stock or other securities held in the Trust Fund, provided that all voting rights pertaining to any shares of any Ohio financial institution shall be exercised by the Trustee only if and as directed in writing by the Committee; to delegate discretionary voting power to trustees of a voting trust for any period of time; and to exercise or sell, personally or by power of attorney, any conversion or subscription or other rights appurtenant to any securities or other property held in the Trust Fund;

       E. To join in or oppose any reorganization, recapitalization, consolidation, merger or liquidation, or any plan therefor, or any lease (with or without an option to purchase), mortgage or sale of the property of any organization the securities of which are held in the Trust Fund; to pay from the Trust Fund any assessments, charges or compensation specified in any plan of reorganization, recapitalization, consolidation, merger or liquidation; to deposit any property with any committee or depository; and to retain any property allotted to the Trust Fund in any reorganization, recapitalization, consolidation, merger or liquidation;

       F. To compromise, settle, or arbitrate any claim, debt or obligation of or against the Trust Fund; to enforce or abstain from enforcing any right, claim, debt, or obligation; and to abandon any property determined by it to be worthless;

       G. To employ agents who are not regular employees of Trustee and delegate to them such ministerial and limited discretionary duties (other than the responsibility to manage or control the assets of the
          Plan) as the Trustee sees fit; the Trustee shall not be responsible for any loss occasioned by any such agents selected by it with reasonable care;

       H. To consult with legal counsel (who may be counsel for the Company) concerning any question which may arise with reference to its powers or duties under this Agreement, and the written opinion of such counsel shall be full and complete protection with respect to any action taken or suffered by the Trustee in good faith and in accordance with the written opinion of such counsel;

       I. Consistent with its obligations as Trustee hereunder, to continue to hold any property of the Trust Fund,
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          whether or not productive of income; to reserve from
          investment and keep unproductive of income, without liability for interest, such cash as it deems advisable and to hold such cash in a demand deposit in AmeriTrust Company National Association;

       J. To hold property of the Trust Fund in bulk, in bearer form, in its own name or in the name of a nominee, without disclosure of this trust, and to deposit property with any depository, but no such holding or depositing shall relieve the Trustee of its responsibility for the safe custody and disposition of the Trust Fund in accordance with the provisions of this Agreement, and the Trustee's records shall at all times show that such property is part of the Trust Fund;

       K. To make, execute and deliver, as Trustee, any deeds, conveyances, leases (with or without option to purchase), mortgages, options, contracts, waivers or other instruments that the Trustee shall deem necessary or desirable in the exercise of its powers under this Agreement;

       L. To pay out of the Trust Fund all taxes imposed or levied with respect to the Trust Fund and in its discretion may contest the validity or amount of any tax, assessment, penalty, claim, or demand respecting the Trust Fund; however, unless the Trustee shall have first been indemnified to its satisfaction, it shall not be required to contest the validity of any tax, or to institute, maintain, or defend against any other action or proceeding either at law or in equity; and

       M. To borrow, if requested by the Company, to pay benefits upon such terms and conditions as the Company shall determine or approve.

       N. To do all other acts that the Trustee may deem necessary for the proper administration of this Agreement.

       The Trustee shall discharge its duties hereunder with the

   care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.  Subject to the provisions of Paragraph 1, the Trustee shall diversify the investments under this Trust so as to minimize the risk of large losses unless under the circumstances it is clearly

   prudent not to do so.

       6.  Compensation and Expenses of Trustee.  The Trustee

   shall be entitled to receive reasonable fees for its services hereunder in accordance with its schedule of fees then in

   effect and shall be entitled to receive reimbursement for all reasonable expenses incurred by it in the administration of the Trust Fund. Such fees and all expenses of administration of the Trust Fund including, but not limited to, fees of agents and counsel shall be paid by the Trustee out of the Trust Fund unless paid by the Company.

     7.  Accounting by Trustee. The Trustee shall maintain such accounts and records as the Plan Administrator and the Trustee shall agree upon.  The Trustee shall render from time to time accounts of its transactions to the Plan Administrator, and the Plan Administrator may approve such accounts by an

   instrument in writing delivered to the Trustee. In the absence of the filing in writing with the Trustee by the Plan

   Administrator of exceptions or objections to any such account within six (6) months, the Company shall be deemed to have approved such account; and in such case, or upon the written approval by the Plan Administrator of any such account, the

   Trustee shall be released, relieved and discharged as to the

   Company with respect to all matters and things set forth in such account as though such account had been settled by the decree of a court  of competent jurisdiction. No person other than the Company may require an accounting.

     8. Reliance of Trustee on Plan Administrator.  The Trustee

   shall be fully protected in relying upon a certification

   signed by one or more of such individuals as shall be

   designated in writing by the Plan Administrator to have

   certain ministerial or fiduciary powers, as provided in

   Article 16 of the Plan, with respect to any instruction,

   direction or approval of the Plan Administrator, and in

   continuing to rely upon such certification and/or instrument until a subsequent one is filed with the Trustee. The Trustee shall be fully protected by the Company in acting upon any instrument, certificate, or paper  believed by it to be

   genuine and to be signed or presented by  the proper

   person(s), and the Trustee shall be under no duty to make any investigation or inquiry as to any statement contained in any such writing but may accept the same as conclusive  evidence of the truth and accuracy of the statements therein contained.

   The Trustee shall have no duty to see to the proper

   application of any part of the Trust Fund if distributions are made in accordance with the written directions of the Plan

   Administrator as herein provided, nor shall the Trustee be responsible for the adequacy of the Trust Fund to meet and discharge any and all distributions and liabilities under the

   Plan.  All persons dealing with the Trustee are released from inquiry into the decisions or authority of the Trustee and from seeing to the application of any moneys, securities, or other  property paid or delivered to the Trustee.

     9. Tender Offer.  The provisions of this Paragraph 9 shall apply in the event any person, either alone or in conjunction with others, makes a tender offer, or exchange offer, or

   otherwise offers to purchase or solicits an offer to sell to such person 5% or more of the outstanding shares of the stock of the Company (herein jointly and severally referred to as a

   "tender offer") .

      A. Instructions to Trustee.  The Trustee may not take any

   action in response to a tender offer except as otherwise provided in this Paragraph 9. Each Participant in the Plan having all or a part of his account invested in Fund A of the

   Plan (determined as of the latest date for which record

   processing has been completed at the time instructions under this Paragraph 9 are requested of Participants) may direct the

   Trustee to sell, offer to sell, exchange or otherwise dispose of all the shares of stock in Fund A allocable to such

   Participant's account in accordance with the provisions of this Paragraph 9.  Such instructions shall be in such form and shall be filed in such manner and at such time as the Company and Trustee may prescribe.

     B. Trustee Action on Participant Instructions.  The Trustee

   shall sell, offer to sell, exchange or otherwise dispose of the shares held in Fund A with respect to which it has

   received directions to do so under this Paragraph 9 from Plan

   Participants. The number of shares to be sold, offered for sale, exchanged or otherwise disposed of by the  Trustee under this Section 9B pursuant to a Plan Participant's direction shall reflect the value of such Participant's account invested in Fund A (excluding all investments in Fund A other than the shares to be sold, offered or exchanged) determined as of the latest date for which such record processing has been

   completed at the time of the Trustee's disposition of shares.

   Each Plan Participant directing the Trustee to dispose of his allocable shares under this Paragraph 9 shall also be deemed to have elected a transfer of the total value of his account in Fund A to a new investment fund under the Plan and Trust.

   For purposes of this Paragraph 9, such deemed transfers shall be effective as of and shall use values as of the date used to determine the number of shares to be sold, offered for sale, exchanged or otherwise disposed of by the Trustee under this

   Section 9B.  Any gain or loss, whether realized or unrealized,

   on the directed disposition of shares shall be allocated (in accordance with the provisions of the Plan) among the Plan

   Participants who have directed such a disposition under this

   Paragraph 9.  The proceeds derived from dispositions directed under this Paragraph 9 shall be invested by the Trustee in accordance with Subparagraph 9C.  Except as otherwise provided in the Plan, all the provisions of the Plan and this Trust

   Agreement shall apply to such new investment fund.  Any shares becoming allocable to a Plan Participant's account in Fund A after the latest date for which record processing has been completed at the time of the Trustee's disposition of shares shall remain a part of such Participant's account in Fund A subject to the provisions of the Plan and this Trust Agreement other than this Paragraph 9.

     C.   Investment of  Proceeds.  Any securities received in

   connection with a disposition directed under this Paragraph 9 shall remain a part of the new investment fund subject,

   however, to the Company's right to amend the Plan and Trust

   Agreement in accordance with their provisions.  Any cash

   proceeds of a disposition directed under this Paragraph 9

   shall remain a part of the new investment fund and shall be invested in such securities as the Company (or other fiduciary identified by the Company for such purpose) may from time to time direct; provided, however, in the absence of any

   direction from the Company or other fiduciary the Trustee may in its discretion invest the cash proceeds in short-term

   securities issued by the United States of America or any

   agency or instrumentality thereof or any other investments of a short-term nature, including corporate obligations or participations therein and interim collective or common

   investment funds.

     D. Action With Respect to Plan Participants Not Instructing

   the Trustee or Not Issuing Valid Instructions.  To the extent to which Plan Participants do not issue valid  directions to the Trustee to sell, offer to sell, exchange or otherwise

   dispose of the shares of stock of the Company allocable to their accounts in Fund A, such Participants  shall be deemed to have directed the Trustee that such shares remain invested in Fund A subject to all the provisions of the Plan (except as otherwise provided in the Plan) and subject to all the

   provisions of this Trust Agreement other than this Paragraph

   9.

     10.  Trustee's Immunities. The Trustee and its nominee shall be indemnified and held harmless by the Company from and

   against all actions or causes of action, claims, demands,

   liabilities, losses, damages, or expenses of whatsoever kind and nature which it or its nominee may at any time sustain or incur hereunder as a direct or indirect result of anything done in good faith in reliance upon the directions of the

   Company and the Participant instructions pursuant to Paragraph

   9.  Notwithstanding the preceding sentence, the Company shall have no responsibility to the Trustee under the foregoing

   undertaking if the Trustee fails to perform any of the duties specifically undertaken by it pursuant to this Agreement, or if the Trustee fails to act in conformity with duly given and authorized directions of such person.

     11.  Resignation or Removal of Trustee.  Any Trustee acting hereunder may resign at any time by giving notice in writing to the Company at least six (6) months before such resignation is to become effective, unless the Company shall accept as  adequate a shorter notice. The Company may, with or without cause, remove any Trustee acting hereunder by giving notice in writing to such Trustee at least six (6) months

   before such removal is to become effective, unless the Trustee shall accept as adequate a shorter notice.  If for any reason a vacancy should occur in the trusteeship, a successor Trustee shall forthwith be appointed by the Company by action of its

   Board of Directors.  Any successor Trustee appointed hereunder shall execute, acknowledge, and deliver to the Company an

   instrument  in writing accepting such appointment hereunder.

   Such successor Trustee thereupon shall become vested with the same  title to the property comprising the Trust Fund, and the same powers, duties, and immunities with respect thereto, as are hereby vested in the original Trustee.  The predecessor

   Trustee  shall execute all such instruments and perform all such other acts as the successor Trustee shall reasonably

   request to effectuate the provisions hereof.  The successor

   Trustee shall have no duty to inquire into the administration of the Trust for any period prior to its succession.

     12.  Amendment.  The Company and the Trustee reserve the

   right from time to time to amend the provisions of this

   Agreement in any manner. Any such amendment shall be by

   written instrument executed by the Company and the Trustee.

   Any such amendment may be made retroactively if such amendment is necessary to enable the Plan and this Agreement to meet the requirements of the Internal Revenue Code (including the

   Regulations and Rulings issued thereunder) or the requirements of any Governmental authority.

     13.  Prohibition against Alienation.  Except as otherwise

   provided in the Plan the rights of any Participant or

   Beneficiary to any benefits or payments under this Agreement shall not be subject to voluntary or involuntary transfer,

   alienation or assignment, and to the fullest extent permitted by law shall not be subject to attachment, execution,

   garnishment, sequestration or other legal or equitable

   process.  In the event a Participant or Beneficiary who is receiving or is entitled to receive benefits under this

   Agreement attempts to assign, transfer or dispose of such

   right or an attempt is made to subject such right to such

   process such assignment, transfer or disposition shall be null and void.

     14.  Termination of Agreement.  This Agreement and the trust created hereby may be terminated at any time by the Company,

   and upon such termination, the Trust Fund shall be paid out by the Trustee as and when directed by the Plan Administrator in accordance with the provisions of Paragraph 2.  Upon such

   distribution in accordance with the direction of the committee the Trustee shall be released and discharged.

     15.  Ohio Law to Apply.  This Agreement and the trust

   created hereby shall be construed, regulated, and administered under the laws of the State of Ohio, the Internal Revenue Code of 1954, as the same has been or may hereafter be amended and the Employee Retirement Income Security Act of 1974.  All

   contributions to the Trustee shall be deemed to take place in the State of Ohio.  The Trustee may at any time initiate an action or proceedings for the settlement of its accounts or for the determination of any question of construction which may arise, or for instructions.

     16.  Titles.  Titles of Paragraphs are placed herein for

   convenience of reference only and shall have no bearing upon the interpretation of this Agreement.

     17.  Acts by Company.  Any acts by the Company authorized

   hereunder shall be evidenced by resolutions of its Board of

   Directors.

     18.  Counterparts.  This Agreement may be executed in any

   number of counterparts, each one of which shall be deemed to be the original.

     19.  Filings Required by Law.  The Company agrees that,

   except as otherwise provided herein, it will have

   responsibility for the preparation and delivery to persons and governmental agencies of all information, descriptions and required by law. The Trustee shall be entitled, as it  may deem appropriate from time to time, to reasonably require of the Company, or any other person involved in the

   administration of the Plan or the investment of the Trust

   Fund, or having any interest under the Plan as in, to, or

   under this Agreement or to the Trust Fund held hereunder, such certifications and proofs of facts as shall permit the Trustee to perform its duties under applicable law and regulations adopted thereunder as may be in effect from time to time, or to exercise the powers granted the Trustee under this

   Agreement.

     20.  Substitution of Trustee.  Any corporation or

   association into which the Trustee may be converted, merged or with which it may be consolidated, or any corporation or

   association resulting from any conversion, merger,

   reorganization or consolidation to which the Trustee may be a party, shall be the successor of the Trustee hereunder without the execution or filing of any instrument or the performance of any further act.

     21.  Employees' and Participants' Rights.  No right of any employee, participant, retired employee or retired participant shall be increased or decreased by reason of this Agreement,

   it being expressly understood and agreed that this Agreement is not intended as a termination of the trust and no rights of any employee, participant, retired employee, or retired

   participant  that would occur upon any termination are

   intended to come into effect upon execution of this Agreement.

     IN WITNESS WHEREOF, the Company and the Trustee have caused this Agreement to be executed this ____ day of__________, 1985 on their behalf by their duly authorized officers as of  the date first above written.

   ASHLAND OIL INC.                AMERITRUST COMPANY NATIONAL
                                   ASSOCIATION, Trustee


   By:________________________     By:_________________________

   And________________________     And_________________________







                          AMENDMENT TO THE
                           TRUST AGREEMENT
                               UNDER
                         ASHLAND OIL, INC.
                        EMPLOYEE THRIFT PLAN

          The Trust Agreement under Ashland Oil, Inc. Employee

   Thrift Plan made as of the 31st day of March, 1985, by and between Ashland Oil, Inc. ("Company") and AmeriTrust Company

   National Association ("Trustee") is amended as follows:

          1.   Effective May 1, 1986, subparagraph (F) of

   paragraph 1 (describing a fund invested in Ashland Oil, Inc.

   11.10% Subordinated Debentures Due 2004) is deleted.

          2.   Effective June 1, 1986, subparagraph (E) of

   paragraph 1 (describing a fund invested in Ashland Oil, Inc.

   Cumulative Preferred Stock, $4.50 Series of 1980) is deleted.

          3.   In connection with the liquidation of the

   aforesaid funds the Trustee shall have the right to sell such debentures and such preferred stock to the Company at par or

   $45.00, respectively, in the event the Trustee is unable to dispose of such securities on the open market at such price or higher; provided, however, no commission shall be charged in respect to any sale to the Company.

          IN WITNESS WHEREOF, the Sponsoring Company has caused

   this amendment to be executed this ___ day of ______________,

   1986.

   ASHLAND OIL, INC.               AMERITRUST COMPANY
                                   NATIONAL ASSOCIATION, as
                                   Trustee


   By____________________________  By____________________________







                       AMENDMENT NO. 2 TO THE
                     TRUST AGREEMENT UNDER THE
                         ASHLAND OIL, INC.
                        EMPLOYEE THRIFT PLAN



          WHEREAS, Ashland Oil, Inc. ("Company") established the

   Ashland Oil, Inc. Employee Thrift Plan for the benefit of

   employees eligible to participate therein;

          WHEREAS, the Company and AmeriTrust Company National

   Association ("Trustee") entered into an agreement as of March

   31, 1985 ("Agreement") to continue, upon the terms and conditions stated therein, the trust which was a part of the aforesaid Plan;

          WHEREAS, the Company has previously amended and

   proposes to further amend the aforesaid Plan and the Company and Trustee desire to make conforming amendments and other changes to the Agreement;

          NOW, THEREFORE, upon the mutual promises contained in

   the Agreement and this amendment, the Agreement is amended as follows:

          1.   Effective April 1, 1987, paragraph D of section 5

   is amended by adding at the beginning thereof: "Except as

   provided in the Plan in respect of Company stock."

          2.   Effective April 1, 1987, the introductory portion

   of paragraph 9 is amended to read:

               "9. Tender Offer. The provisions of this Paragraph 9 shall apply in the event that the Trustee determines that any person, either alone or in conjunction with others, makes a tender offer, or exchange offer, or otherwise offers to purchase or solicits an offer to sell to such person one percent or more of the total outstanding shares of the common stock of the Company (hereinafter jointly and severally referred to as a "Tender
               Offer").

          3.   Effective April 1, 1987, paragraph 10 is amended

   to read:

               "10. Trustee's Immunities. The Company shall hold the Trustee harmless and shall indemnify the Trustee for any and all losses, claims, damages, liabilities or expenses whatsoever (including, but not limited to attorneys' fees) resulting from the Trustee's performance of its duties in the manner specified in this Agreement. In the event that the Trustee does not perform its duties in the manner specified in this Agreement, the Company's obligation to indemnify the Trustee shall be limited to payment of reasonable attorneys' fees and costs and expenses of litigation, and such fees, costs and expenses shall only be payable if the Trustee succeeds on the merits of the case. The Trustee shall have the right to select its own separate counsel."

          IN WITNESS WHEREOF, the Company and the Trustee has

   executed this amendment the ____ day of ____________, 1987.

   ASHLAND OIL, INC.          AMERITRUST COMPANY NATIONAL
                              ASSOCIATION, as Trustee



   By________________________ By___________________________







                       AMENDMENT NO. 3 TO THE
            TRUST AGREEMENT UNDER THE ASHLAND OIL, INC.
                        EMPLOYEE THRIFT PLAN


       WHEREAS, Ashland Oil, Inc. (the "Company") established

   the Ashland Oil, Inc. Employee Thrift Plan (the "Plan") for

   the benefit of employees eligible to participate therein; and

       WHEREAS, the Company and AmeriTrust Company National

   Association (the "Trustee") entered into an agreement as of

   March 31, 1985 ("Agreement") to continue, upon the terms and conditions stated therein, the trust which was a part of the

   Plan; and

       WHEREAS, the Company and the Trustee have previously

   amended the Agreement and the Company and the Trustee desire to make further amendments and changes to the Agreement;

       NOW, THEREFORE, upon the mutual promises contained in the

   Agreement and this amendment, the Agreement is amended as

   follows:

       1. Clause (iv) of subparagraph A of paragraph 1 of the

   Agreement is amended by deleting the phrase "upon the direction of the Company," therefrom.

       2. Subparagraphs B, C and D of paragraph 1 of the

   Agreement are amended to read:

          "B. Fund B shall be a fixed income fund invested with one or more insurance companies, banks, or trust companies designated from time to time by the Company (or an Investment Manager appointed by the Company in accordance with the Plan and paragraph 5(A) of the Agreement) under an agreement or agreements which shall contain provisions that the insurance company, bank, or trust company will guarantee repayment in full of such amounts transferred to them plus interest at a fixed and/or variable rate or greater for a specified period; provided, however, that this shall not be construed to impair the right of the Company (or an Investment Manager appointed by the Company) to terminate any such contract before its expiration or maturity, or to replace it with a contract with a different maturity or expiration date and/or a different annual rate.

          C. Fund C shall be a fund invested in securities issued by the United States of America or any agency or instrumentality thereof, including interests of one or more pooled separate accounts of an insurance company appointed by the Company (or an Investment Manager appointed by the Company in accordance with the Plan and paragraph 5(A) of the Agreement) or of one or more common, collective, or commingled trust funds established by the Trustee (or any Investment Manager having trust powers appointed by the Company) for collective investment in such securities (which fund is exempt from tax under Section 501 of the Code).

          D. Fund D shall be a diversified equities fund invested in (i) common or capital stock; (ii) bonds, notes, debentures or preferred stocks convertible into common stocks; or (iii) interests of one or more pooled separate accounts of an insurance company appointed by the Company (or an Investment Manager appointed by the Company in accordance with the Plan and paragraph 5(A) of the Agreement) or of one or more common, collective, or commingled trust funds established by the Trustee (or any Investment Manager having trust powers appointed by the Company) for collective investment in such securities (which fund is exempt from tax under Section 501 of the Code); excluding, however, any stocks or other securities of any Participating Company and an Affiliated Company, except that this limitation to the extent it pertains to securities of a Participating Company and an Affiliated Company shall not apply to any investment not proscribed by applicable law in a pooled account or commingled trust as hereinabove described."


       3. The Agreement is amended by adding a new paragraph

   5(A)  following paragraph 5 as follows:

       "5(A).  Appointment of Investment Manager. The Company

   may at any time and from time to time appoint, and revoke the appointment of, an investment manager ("Investment Manager"),

   who shall be registered as an investment adviser under the

   Investment Advisers Act of 1940, a bank as defined in that Act or an insurance company qualified to perform investment

   services under the laws of more than one state of the United

   States, and who acknowledges in writing to the Company that it is a fiduciary with respect to the Plan.  The Investment

   Manager shall not be the agent of the Trustee.  The Company shall notify the Trustee in writing of any such appointment

   (or revocation thereof), and the Trustee shall be protected in relying upon such appointment continuing in effect until it receives written notice from the Company of its revocation.

   So long as, and to the extent that, any such Investment

   Manager is appointed, the following provisions shall apply:

       (A) The Trustee shall invest, reinvest and retain the Trust Fund in accordance with the instructions received from the Investment Manager, and

       (B) With respect to assets in the Trust Fund, the Trustee shall follow any instructions received by it from the Investment Manager as to the exercise by the Trustee of the powers conferred upon it under Paragraph 5 hereof;

       (C) That part of the Trust Fund not assigned to an Investment Manager shall be invested, reinvested and retained by the Trustee in accordance with its own discretion and the provisions of the Plan.

   All instructions from the Investment Manager to the Trustee shall  be in writing (or by telephone or telegraph confirmed in writing) or may be issued through the facilities of an

   institutional delivery system of a depository and shall be complete in all reasonable and necessary details.  The Trustee shall have no duty to question such instructions nor shall the

   Trustee incur any liability for following such instructions.

       The Company shall regularly notify the Investment Manager

   of the anticipated cash requirements for disbursements from the Trust Fund, and the Investment Manager shall direct the

   Trustee to hold funds in short term investments in such amounts and for such periods of time as may appear to be reasonably necessary to meet such cash requirements.

   Notwithstanding the appointment of an Investment Manager, the

   Trustee is authorized in its discretion to invest and reinvest such amounts of cash forming a part  of the account, as may from time to time be so designated in writing, without any liability for loss, depreciation or diminution in value, in such United States obligations, time deposits (including

   savings account and certificates of deposit in AmeriTrust

   Company National Association or its affiliates if such

   deposits bear a reasonable rate of interest) or corporate

   commercial notes including variable notes and including units of any  common trust fund holding any such variable note

   administered by the Trustee as are then available and which bear at the time of acquisition a maturity of not more than fifteen (15) months, as the Trustee in its sole discretion deems suitable for the account.

       The Investment Manager shall place the buy or sell orders

   with brokers, or other persons through whom such transactions shall be accomplished. The Trustee's sole duty and obligation relating to the Trust Fund shall be to accept and pay for any property of any nature whatsoever that it may be directed in writing by the Investment Manager to accept and pay for, and to deliver against payment therefor, any property of any

   nature whatsoever which is may be directed in writing by such

   Investment Manager to deliver against payment therefor.  The

   Trustee shall use its best efforts to consummate any such

   acceptance and payment, or delivery against payment, as it may be directed so to do, and this shall constitute the Trustee's sole duty with respect to such trading.

       In addition to any other indemnification provided in this

   Agreement, the Company shall indemnify and hold the Trustee or its nominee harmless against any and all claims, actions,

   demands, liabilities, losses, damages or expenses of

   whatsoever kind and nature, which either arise from the

   failure of the Trustee to pay for property purchased by the

   Investment Manager for the Trust Fund by reason of the

   insufficiency of funds in the Trust Fund, or from any actions taken by the Trustee in following investment direction of the

   Investment Manager, inaction in the absence of such direction or from the trading activities conducted by the Investment

   Manager on behalf of the Trust Fund."

       4.  The changes made by this Amendment No. 3 shall be

   effective as of April 1, 1988, except that the change made by paragraph 1 of this Amendment No. 3 shall be effective as of

   November 1, 1987.

       IN WITNESS WHEREOF, the Company and the Trustee have

   executed this Amendment No. 3 the _____ day of ____________,

   1988.

   ASHLAND OIL, INC.               AMERITRUST COMPANY NATIONAL
                                   ASSOCIATION, as Trustee


   By:_________________________    By:__________________________



                       AMENDMENT NO. 4 TO THE
            TRUST AGREEMENT UNDER THE  ASHLAND OIL, INC.
                        EMPLOYEE THRIFT PLAN


       WHEREAS, Ashland Oil, Inc. (the "Company") established the Ashland Oil, Inc. Employee Thrift Plan (the "Plan") for

   the benefit of employees eligible to participate therein; and

       WHEREAS, the Company and AmeriTrust Company National

   Association (the "Trustee") entered into an agreement as of

   March 31, 1985 (the "Agreement") to continue, upon the terms and conditions stated therein, the trust which was a part of the Plan; and

       WHEREAS, the Company and the Trustee have previously

   amended the Agreement and the Company and the Trustee desire to make further amendments and changes to the Agreement;

       NOW, THEREFORE, upon the mutual promises contained in the

   Agreement and this amendment, the Agreement is amended as

   follows:

       1. Subparagraph B of paragraph 1 of the Agreement is

   amended to read:

       "B.  Fund B shall be a fixed income fund invested (i)

       with one or more insurance companies, banks, trust

       companies or other financial institutions designated from

       time to time by the Company (or an Investment  Manager

       appointed by the Company in accordance with the Plan and

       paragraph 5(A) of the Agreement) under an agreement or

       agreements which shall contain provisions that the

       insurance company, bank, trust company or  other

       financial institution will guarantee repayment in full of

       such amount transferred to them plus interest  at a fixed

       and/or variable rate or greater for a specified period;

       provided, however, that this shall  not be construed to

       impair the right of the Company (or an Investment Manager

       appointed by the Company) to terminate any such contract

       before its expiration or maturity, or to replace it with a contract with a different maturity or expiration date and/or a different annual rate or (ii) in one or more

       pooled separate accounts or one or more common,

       collective, or commingled trust funds established by the

       Trustee (or any Investment Manager having trust powers)

       appointed by the Company for collective investment in

       fixed income issues as described above (which fund is

       exempt from tax under Section 501 or Section 584 or other

       relevant provision of the Code)."

       2. The Agreement is amended by adding a new paragraph

   l(A)  following paragraph 1 as follows:

       "1 (A).  Use of Collective Investment Trust.  If any part

   of Funds B, C or D of the Trust are invested in a collective investment trust, to the extent of the Trust's equitable share in such collective investment trust, such collective

   investment trust shall be a part of the Plan and this Trust.

   Notwithstanding anything herein contained to the contrary, the

   Company may direct the Trustee at any time or from time to time to transfer all or  any part of the Trust Fund to any trust which has been qualifie under Section 401(a) and is

   exempt under Section 501(a) of the Code which trust is

   established as a medium for the collective investment of funds of pension, profit sharing or other employee benefit trusts established by the Company, or any of its subsidiaries or

   affiliates or entity in which the Company has an ownership interest and to withdraw any part or all of the Trust Fund so transferred.  Any such trust may provide, among other things,

   for the separate investment of any portion thereof and the allocation to any such separately invested portion of any part of the interest of any employee benefit trust invested thereunder and for the designation of an investment manager to direct the Trustee in the exercise of the power granted to it with respect to such separately invested portion."

       3. The Agreement is amended by adding the following new

   unnumbered subparagraph at the end of Paragraph 5(A):

       "In the event that an Investment Manager appointed

   hereunder is authorized and empowered by the Company to invest and reinvest  all or any part of the Trust Fund allocated to it in units of any common, collective or commingled trust fund maintained by said Investment Manager as a qualified trust under the provisions of Section 401(a) and exempt under the provisions of Section 501(a)  of the Code then,

   notwithstanding any provision in this Trust to the contrary,

   upon direction of such Investment Manager, the  Trustee shall make such transfers to the Investment Manager, as  the trustee of a common, collective or commingled trust fund described above, as are necessary to implement the foregoing."

        4.  The changes made by this Amendment No. 4 shall be

   effective as of October 1, 1988.

     IN WITNESS WHEREOF, the Company and the Trustee have

   executed this Amendment No. 4 the ____ day of _______________,

   1988.

   ASHLAND OIL, INC.               AMERITRUST COMPANY NATIONAL
                                   ASSOCIATION, as Trustee


   By:__________________________   By:_________________________

   Its:_________________________   Its:________________________







                          AMENDMENT NO. 5

                               TO THE

                     TRUST AGREEMENT UNDER THE

               ASHLAND OIL, INC. EMPLOYEE THRIFT PLAN


       WHEREAS, Ashland Oil, Inc. (the "Company") established

   the Ashland Oil, Inc.  Employee Thrift Plan (the "Plan") for

   the benefit of employees eligible to participate  therein; and

       WHEREAS, the Company and Society National Bank, successor

   to AmeriTrust  Company National Association (the "Trustee")

   pursuant to paragraph 20 of an agreement  entered into as of

   March 31, 1985 (the "Agreement") agree to continue, upon the terms and conditions stated therein, the trust which was a part of the Plan; and

         WHEREAS, the Company and the Trustee have previously

   amended the Agreement and the Company and the Trustee desire to make further amendments and changes to the Agreement;

         NOW, THEREFORE, upon the mutual promises contained in

   the Agreement and this Amendment, the Agreement is amended,

   effective July 1, 1993, as follows:

       1.  The last sentence of paragraph 1 which immediately

   precedes subparagraph A shall be amended in its entirety as follows:

          The Trust Fund shall be comprised of at least seven

          separate investment  funds, as hereinafter described,

          among which Members may elect to have  their Plan

          Accounts and contributions thereto invested pursuant to

          the  terms, limitations and conditions prescribed

          therefor in the Plan.  Notwithstanding anything to the

          contrary, a Member's elected allocation of  his Account

          and contributions thereto among the various investment

          options permitted shall in no way mean that specific assets of the Plan are available to pay the benefit of any Member as provided in Treas. Reg. Section

          1.414(1)-l(b)(l).

       2.  Each and every subparagraph of paragraph 1 is hereby

   restated in its  entirety with the following changes and

   additions:

               A.   Fund A shall be a fund consisting of common

          stock of the Company  contributed by one or more

          Participating Companies (as defined in the Plan) or

          purchased by the Trustee (i) on the open market; (ii)

          by the exercise of stock  rights; (iii) through

          participation in any dividend reinvestment program of

          the  Company, including any such program which involves

          the direct issuance or sale  of common stock by the

          Company (if no commission is charged with respect to

          such direct issuance or sale); or (iv) from the Company

          whether in treasury stock  or authorized but unissued

          stock, all as more fully set forth in Article 8 of the

          Plan.  Stock purchased by the Trustee pursuant to

          clause (iii) of this subparagraph A  shall be valued

          pursuant to such dividend reinvestment program and

          shall be  purchased in accordance with all of the terms

          and conditions of such program.  Stock contributed by a

          Participating Company or purchased by the Trustee

          pursuant to clause (iv) of this subparagraph A shall be

          valued at the closing price of such stock on the New

          York Stock Exchange composite tape for the trading day

          immediately preceding the date on which such stock is

          contributed or sold to the Plan. In no event shall a

          commission be charged with respect to a purchase pursuant to clause (iv). The Trustee may, to the extent it is mutually agreed upon  by the Trustee and the

          Company, maintain a portion of the investment in Fund A

          in cash and/or cash equivalents, which are among the

          investment powers enumerated in paragraph 5, for the

          purpose of fund liquidity and to accommodate

          distributions.

               B.   Fund B shall be a fixed income fund invested

          (i) with one or more  insurance companies, banks, trust

          companies or other financial institutions designated

          from time to time by the Company (or an lnvestment

          Manager  appointed by the Company in accordance with

          the Plan and paragraph 5(A) of the Agreement) under an

          agreement or agreements which shall contain provisions

          that the insurance company, bank, trust company or

          other financial institution will  make repayment in

          full of such amount transferred to them plus interest

          at a fixed and/or variable rate or greater for a

          specified period; provided, however, that this shall

          not be construed to impair the right of the Company (or

          an Investment.  Manager appointed by the Company) to

          terminate any such contract before its  expiration or

          maturity, or to replace it with a contract with a

          different maturity or expiration date and/or a

          different annual rate or (ii) in one or more pooled

          separate accounts or one or more common, collective, or

          commingled trust funds established by the Trustee (or

          any Investment Manager having trust powers  appointed

          by the Company) for collective investment in fixed

          income issues as described above (which fund is exempt from tax under Section 501 or Section 584 or other relevant provision of the Code).

               C.   Fund C shall be a fund invested in securities

          of a short to  intermediate duration issued by the

          United States of America or any agency or

          instrumentality thereof, including interests of one or

          more pooled separate  accounts of an insurance company

          appointed by the Company (or an Investment  Manager

          appointed by the Company in accordance with the Plan

          and paragraph  5(A) of the Agreement) or of one or more

          common, collective, or commingled  trust funds

          established by the Trustee (or any Investment Manager

          having trust  powers appointed by the Company) for

          collective investment in such securities  (which fund

          is exempt from tax under Section 501 or Section 584 or

          such other  relevant provision of the Code).

               D.   Fund D shall be a diversified equities fund

          invested in (i) common or capital stock; (ii) bonds,

          notes, debentures or preferred stocks convertible into

          common stocks; or (iii) interests of one or more pooled

          separate accounts of an  insurance company appointed by

          the Company (or an Investment Manager  appointed by the

          Company in accordance with the Plan and paragraph 5(A)

          of the Agreement) or of one or more common, collective,

          or commingled trust funds  established by the Trustee

          (or any Investment Manager having trust powers ap-

          pointed by the Company) for collective investment in

          such securities (which fund  is exempt from tax under

          Section 501 or Section 584 or such other relevant

          provision of the Code).

               E.   Fund E shall be an equity investment fund the

          investment goal of  which is to track the total return

          of the Standard & Poor's 500 Composite Index or  such

          other broad equity index as is from time to time deemed

          appropriate, and  such fund shall be invested with one

          or more insurance companies, banks, trust  companies or

          other financial institutions designated from time to

          time by the  Company (or an Investment Manager

          appointed by the Company in accordance  with the Plan

          and paragraph 5(A) of the Agreement) or in one or more

          common  pooled separate accounts or one or more common,

          collective, or commingled trust funds established by

          the Trustee (or any Investment Manager having trust

          powers appointed by the Company) for collective

          investment in such a fund (which fund is exempt from

          tax under Section 501 or Section 584 or such other

          relevant provision of the Code).

               F.   Fund F shall be an open-end fund (or funds)

          of an investment  company (or companies) registered

          under the Investment Company Act of 1940, as designated

          by the Company, from time to time. Such designation and

          any changes  or additions thereto shall be made in

          writing to the Trustee. Upon written direction from the

          Company to the Trustee, one or more of the investments

          under Funds C, D, E and G may be transferred to and

          used to purchase shares in the  fund(s) of one or more

          open-end investment companies registered under the

          Investment Company Act of 1940 which has investment

          objectives similar to the investment medium from which

          such amounts were transferred. The investment advisor for such an open-end investment company may be an existing fiduciary with respect to the Plan, provided

          that the terms and conditions of P.T. Class Exemption

          77-4 are met and such arrangement is otherwise

          permitted under law.

               G.   Fund G shall be a fixed income fund with a

          diversified portfolio of  longer term maturity

          investment grade fixed income securities, including but

          not  limited to, securities issued by corporations or

          any governmental unit of the United States of America

          or any state thereof, invested in bonds, notes, or

          debentures, and such fund shall be invested in or with

          one or more insurance companies, banks, trust companies

          or other financial institutions designated from time to

          time by the Company (or an Investment Manager appointed

          by the Company in accordance with the Plan and

          paragraph 5(A) of the Agreement) or in one or more

          pooled separate accounts or one or more common,

          collective, or commingled trust funds established by

          the Trustee (or any Investment Manager having trust

          powers appointed by the Company) for collective

          investment in such a fund (which fund is exempt from

          tax under Section 501 or Section 584 or such other

          relevant provision of the Code).

   Amounts held in any of the foregoing described investment

   funds may temporarily be  held in cash or cash equivalents or be held in short-term securities issued by the United  States of America or any agency or instrumentality thereof or any other investments of a  short-term nature, including corporate obligations or participations therein and interim collective or common investment funds.

          3.   The first sentence of paragraph l(A) is hereby

   amended in its entirety as  follows:

          If any part of Funds B, C, D, E, or G of the Trust are

          invested in a collective  investment trust, to the

          extent of the Trust's equitable share in such

          collective investment trust, such collective investment

          trust shall be a part of the Plan and  this Trust.

          4.   The second, third and fourth sentences of

   paragraph 5 are hereby amended in their entirety as follows:

          Income from investments in each Fund identified in the

          subparagraphs of  paragraph 1, comprising the Trust

          Fund, shall be reinvested in such Fund.  Subject to the

          limitations on investment authority with respect to

          each of  the Funds under paragraph 1 of the Agreement

          and subject to applicable  limitations contained in the

          Plan, the Trustee is empowered with respect to  the

          Trust Fund:

          5.   Paragraph 6 is hereby amended in its entirety as

   follows:

               6.   Compensation and Expenses. The Trustee shall

          be entitled to  receive reasonable fees for its

          services hereunder in accordance with its schedule of

          fees then in effect and shall be entitled to receive

          reimbursement for all  reasonable expenses incurred by

          it in the administration of the Trust Fund. Such  fees

          and all expenses of administration of the Trust Fund

          including, but not limited  to, fees of agents and

          counsel and shall be paid by the Trustees out of the

          Trust Fund unless paid by the Company. Other fees, expenses and charges incurred for administering the

          Trust Fund, the Plan, the Funds under paragraph 1 or by

          any Investment Manager (including its agents) under

          paragraph 5(A) shall be paid out of the Fund to which

          such fees, expenses or charges relate, under paragraph

          1 unless paid by the Company.

          IN WITNESS WHEREOF the Company and the Trustee have

   executed this Amendment No. 5 this ____ day of _____________,

   1993.

   ASHLAND OIL, INC.               SOCIETY NATIONAL BANK
                                   AS TRUSTEE

   BY:________________________     BY:__________________________

   ITS: Senior V.P. & CFO          BY:__________________________

                                AMENDMENT NO. 6

                                    TO THE

                           TRUST AGREEMENT UNDER THE

                    ASHLAND OIL, INC. EMPLOYEE THRIFT PLAN
________________________________________________________________________

 WHEREAS, Ashland Oil, Inc. (the "Company") established the Ashland Oil, Inc. Employee Thrift Plan (the "Plan") for the benefit of employees eligible to participate therein; and
 WHEREAS, the Company and Society National Bank, successor to Ameritrust Company National Association (the "Trustee") pursuant to paragraph 20 of an agreement entered into as of March 31, 1985 (the "Agreement") agree to continue, upon the terms and conditions stated therein, the trust which was a part of the Plan; and
 WHEREAS, the Company and the Trustee have previously amended the Agreement and the Company and the Trustee desire to make further amendments and changes to the Agreement;
 NOW, THEREFORE, upon the mutual promises contained in the Agreement and this Amendment, the Agreement is amended, effective August 1, 1994, as follows:
 1. The following shall be added at the end of sub-paragraph B of paragraph 1 of the Trust as follows:
Notwithstanding anything contained herein to the contrary, there shall be segregated from the remaining investments in Fund B the amount, as of the Valuation Date (as defined in the Plan) occurring closest to July 31, 1994, that was allocable to the portion of Fund B invested in the insurance company investment contracts issued by Confederation Life Insurance Company or Confederation Life Insurance & Annuity Company. This amount shall be computed by identifying the total value of Fund B as of the Valuation Date closest to July 31, 1994 and then reducing that amount by the amount of any distributions and withdrawals allocable to Fund B investments made from the Plan after such Valuation Date before the provisions of Amendment No. 6 were implemented. The amount so determined shall be the denominator of a fraction whose numerator is the book value of the above referenced insurance company investment contracts (as determined by the Fund B Investment Manager and/or Trustee) as of such Valuation Date. Such fraction shall then be multiplied by an amount equal to the denominator of such fraction to determine the amount separately accounted for and segregated from the remainder of Fund B. Such segregated amount shall consist of the sum of all Members Frozen Fund B Accounts, as defined under the terms of the Plan. This amount shall remain segregated from the rest of Fund B for such period of time as determined by the Company based upon information and advice provided to it by the Investment Manager for Fund B. Such information may, among other things, consist of the factors required to value the insurance company investment contracts issued by Confederation Life Insurance Company or Confederation Life Insurance & Annuity Company, the value of such contracts and the status of each such company with regard to the applicable governmental regulatory authorities. When the Company determines that this amount shall no longer be separately accounted for and segregated from the remainder of Fund B, the Company shall provide appropriate written instructions to the Trustee and Investment Manager for Fund B to cease separately accounting for such amount.


 IN WITNESS WHEREOF, the Company and the Trustee have executed this Amendment No. 6 this _____ day of _______________, 1994.

ASHLAND OIL, INC.                  SOCIETY NATIONAL BANK,
                                    AS TRUSTEE

BY:_____________________________   BY:________________________________

ITS:  Senior V.P. & CFO            ITS:________________________________